SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

December 17, 2004 (December 15, 2004)

Date of Report (Date of earliest event reported)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23644	95-2848406
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

380 Madison Avenue

New York, New York 10017

(Address of principal executive offices)

(212) 588-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communication pursuant to Rule 425 under the Securities Act (17. CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17. CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17. CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17. CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2004, Investment Technology Group, Inc. (“ITG”) entered into an agreement (the “Agreement”) with Morgan Stanley Capital International Inc. (“MSCI”) and its subsidiary BARRA POSIT Inc. for the purchase of BARRA POSIT Inc.’s fifty-percent interest in the POSIT Joint Venture (the “Joint Venture”).   Upon the closing of the Agreement, ITG will be the sole owner of the Joint Venture, including all intellectual property relating to POSIT and TriAct.

The purchase price consists of an initial payment of $90 million payable at the closing of the transaction, and a contingent component equal to 1.25% of ITG’s consolidated world-wide revenue derived from the business of the Joint Venture (the “Earn-Out Payments”) payable each fiscal quarter through the tenth anniversary of the closing date of the Agreement.  ITG is obligated to accelerate any remaining Earn-Out Payments upon a change of control.  In addition, at any time after the closing date, ITG, at its option, may elect to accelerate any remaining Earn-Out Payments.

Item 9.01 – Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description
99.1	Joint Venture Interest Purchase Agreement, dated December 15, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.
(Registrant)

Date:	December 17, 2004	By:	/s/ Howard C. Naphtali
Howard C. Naphtali
Chief Financial Officer and
Duly Authorized Signatory of Registrant

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Venture Interest Purchase Agreement, dated December 15, 2004.